Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of NOVAGOLD RESOURCES INC. of our report dated January 21, 2025 relating to the financial statements of Donlin Gold LLC, which appears in Amendment No 1 to the annual report on Form 10-K of NOVAGOLD RESOURCES INC. for the year ended November 30, 2024. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

April 23, 2025